File No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                   FORM S-8
                 REGISTRATION STATEMENT UNDER THE SECURITIES
                               ACT OF 1933


                          QUADRAX CORPORATION
               (Exact name of registrant as specified in charter)
          DELAWARE	                                 05-0420158
  (State of incorporation)          (IRS Employer Identification Number)

                           300 High Point Avenue
                     Portsmouth, Rhode Island  02871
                            (401) 683-6600
                  (Address and telephone number of registrant's
                        principal executive offices)

                          QUADRAX CORPORATION
                           1993 STOCK PLAN
                           1994 NON-QUALIFIED STOCK OPTION PLAN
                           (Full title of the Plan)

                             JAMES J. PALERMO
                    Chairman of the Board and Chief Executive Officer
                            Quadrax Corporation
                           300 High Point Avenue
                     Portsmouth, Rhode Island  02871
                            (401) 683-6600
                     (Address and telephone number of
                           agent for service)


                  Please send copies of all communications to:

                            JOSEPH A. SMITH, Esq.
                       Epstein Becker & Green, P.C.
                        250 Park Avenue, 12th Floor
                          New York, New York 10177







                    CALCULATION OF REGISTRATION FEE

   =======================================================================

  Title of                         Proposed
    each                           Maximum        Proposed
  class of                         offering       Maximum          Amount
  securities         Amount to      price         aggregate          of
    to be               be           per          offering     registration
  registered        registered      Share           price            fee
  ------------------------------------------------------------------------

  Common              794,343       $0.47         $373,343        $114.00
  Stock,               shares
  $.000009 par
  value(1)


  Common               897,653      $0.48         $430,873        $131.00
  Stock,               shares
  $.000009 par
  value(1)


  Total                                           $804,216        $245.00

  -------------------------------------------------------------------------
  (1)   Calculated pursuant to Rule 457 (h) and (c).

  =========================================================================




            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of the registration statements on Form S-8, filed by Quadrax Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on the following dates bearing the following File Numbers are incorporated herein by reference:


     Date Filed                                 File Number
     ----------                                 -----------
     June 12, 1996                               333-05739

     June 12, 1996                               33-61515
     (Post-Effective Amendment)

     June 12, 1996                               33-81508
     (Post-Effective Amendment)

     June 12, 1996                               33-91394
     (Post-Effective Amendment)



                           ADDITIONAL INFORMATION

     The stockholders of the Company approved the amendment of the 1993 Stock Plan, expanding the number of options grantable from 2,451,912 to 4,043,912, at their annual meeting on May 19, 1997.

     The stockholders of the Company approved the amendment of the 1994 Non-Qualified Stock Option Plan, expanding the number of options grantable from 1,000,000 to 1,100,000 at their annual meeting on May 19, 1997.



                             1,692,000

                           Common Shares



                          QUADRAX CORPORATION



                            JUNE 18, 1997



                               PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 8.  Exhibits.

 Exhibit No.

  5.1  	Opinion of Epstein Becker & Green, P.C.
 24.1   Consent of Epstein Becker & Green, P.C. (See Exhibit 5.1)
 24.2  	Consent of Livingston & Haynes, P.C.




                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, Rhode Island.

                                 QUADRAX CORPORATION

                          By:   /s/ James J. Palermo
                                    James J. Palermo
                                    Chairman of the Board of Directors
                                    and Chief Executive Officer

                         Date: June 18, 1997


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/s/ James J. Palermo
James J. Palermo                    Chairman of the        June 18, 1997
                                    Board of Directors,
                                    and Chief
                                    Executive Officer
                                   (Principal Executive
                                    Officer)

/s/ Edward A. Stoltenberg
Edward A. Stoltenberg               Chief Financial        June 18, 1997
                                    Officer (Principal
                                    Financial and
                                    Accounting Officer)

/s/ William G. Conway
William G. Conway                   Director               June 18, 1997



/s/ John W. Jepson
John W. Jepson                     Director                June 18, 1997


/s/ Sven Kraumanis
Sven Kraumanis                     Director                June 18, 1997

/s/ Alan Milton
Alan Milton	                       Director                June 18, 1997

/s/ Eugene L. Scott
Eugene L. Scott                    Director                June 18, 1997